FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  June 17, 2002

                    MEVC DRAPER FISHER JURVETSON FUND I, INC.
           (Exact name of the registrant as specified in its charter)

            Delaware                   814-00201               94-3346760
  (State or other jurisdiction        (Commission           (I.R.S. Employer
       of incorporation)              File Number)         Identification No.)

  991 Folsom Street, Suite 301
   San Francisco, California
     (Address of principal                                        94107
       executive offices)                                       (Zip Code)

Registrant's telephone number, including area code: (415) 977-6150

                                       N/A
          (Former name or former address, if changed since last report)

Item 5.  Other Events

On June 17, 2002, meVC Draper Fisher Jurvetson Fund I, Inc. issued the following press release:

FOR IMMEDIATE RELEASE:                               CONTACT:
                                                     Brian Matthews
                                                     Investor Relations
                                                     415-977-6150 x19
                                                     brian@mevc.com

    Board of Directors of meVC Draper Fisher Jurvetson Fund I, Inc. Accepts
            Resignations of Peter S. Freudenthal and Paul D. Wozniak

REDWOOD CITY, CA, June 17, 2002--The Board of Directors of meVC Draper Fisher Jurvetson Fund I, Inc. (NYSE: MVC) today accepted the resignations of Peter S. Freudenthal and Paul D. Wozniak from the Fund. Freudenthal and Wozniak also resigned from meVC Advisers, Inc.

meVC Draper Fisher Jurvetson Fund I is in the process of reorganizing how the Fund is administered and these resignations were expected as part of the reorganization.

John Grillos, Chairman and CEO of the meVC Draper Fisher Jurvetson Fund I, said, "I wish Peter and Paul well in whatever they do. The Fund is going through a reorganization plan as a result of listening to our investors' concerns, and none of the options under consideration contemplated an ongoing role for meVC Advisers."

meVC Draper Fisher Jurvetson Fund I, Inc., an information technology venture capital fund, was formed through a collaborative effort between meVC, a Delaware corporation, and Draper Fisher Jurvetson, a leading venture capital investment firm.

Statements in this announcement other than historical data and information constitute forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. Potential risks and uncertainties may include, but are not limited to, recent changes in senior management, fluctuations in operating results, market conditions and changes in technology and increased competition.

                                       ###

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed by the undersigned, thereunto duly authorized.

                                     MEVC DRAPER FISHER JURVETSON FUND I, INC.

        Date: June 18, 2002
                                     ------------------------------------------
                                     John M. Grillos
                                     Chairman, Chief Executive Officer, Director